Exhibit 31.4
Certification of the Chief Financial Officer of
F&G Annuities & Life, Inc.
Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

CERTIFICATIONS

I, Wendy JB Young, certify that:

1.                                      I have reviewed this annual report on Form 10-K/A of F&G Annuities & Life, Inc.; and

2.                                      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

F&G ANNUITIES & LIFE, INC.

Date: April 27, 2023

	By:	/s/ Wendy JB Young
Wendy JB Young
Chief Financial Officer
F&G Annuities & Life, Inc.